Exhibit 99.1

More information:

Torrey Martin

SVP, Communications and Corporate Development

203.956.8746

tmartin@affiniongroup.com

AFFINION GROUP, INC. ANNOUNCES RESULTS FOR THE THIRD QUARTER

ENDED SEPTEMBER 30, 2014

REPORTS $72.1 MILLION IN QUARTERLY ADJUSTED EBITDA

REAFFIRMS 2014 ADJUSTED EBITDA GUIDANCE OF $280-$295 MILLION

STAMFORD, Conn., October 30, 2014 – Affinion Group, Inc. (“Affinion” or the “Company”), the global leader in enabling companies to connect and engage with their customers, thereby creating rewarding relationships and enhancing brand loyalty, announced today the financial results for the three month period ended September 30, 2014 (“third quarter”) for both Affinion and its parent company, Affinion Group Holdings, Inc. (“Affinion Holdings”).

“We are pleased with our performance in the third quarter, and we believe our results validate our focus on driving long term, sustainable growth in the international and loyalty businesses,” said Todd Siegel, Affinion’s Chief Executive Officer. “We continue to execute on our growth strategy by adding additional capabilities and verticals in our loyalty business as reflected by the completion of our acquisition of a leading provider of loyalty solutions in the financial services, hospitality and gaming industries, while continuing to expand our global reach.”

“The third quarter 2014 results were largely in line with our expectations, although the increased cost of insurance continued to impact our year over year comparisons,” said Siegel. “We remain confident that our long-term strategic plans are on track and we reaffirm our Adjusted EBITDA guidance for 2014, although we expect to be at the low end of the range.”

Results Highlights

Notes: Adjusted EBITDA as referred to above excludes any pro forma impact of acquisitions. See Tables 6 and 11 for a complete description of Adjusted EBITDA and the related reconciliations to GAAP measures.

Third Quarter Net Revenues

☐	Net revenues for the third quarter of 2014 decreased 10.7%, from $339.4 million in the third quarter of 2013, to $303.0 million, due primarily to the expected declines in Membership products revenues, as well as a decline in Insurance and Package revenues, partially offset by growth in International revenue.

☐	The decrease in North America overall net revenues was primarily due to a decline in Membership revenues due to reduced member volumes related to continuing regulatory challenges facing our large financial institution partners, as well as lower Insurance revenues primarily due to a continued increased cost of insurance from higher than anticipated claims experience, which appears to be mainly as a result of the timing of claims in connection with a conversion to our new primary insurance carrier.

☐	International revenue increased primarily due to higher retail membership revenue due to an increase in subscribers from both our online and offline marketing channels.

Third Quarter Operating Results

☐	Adjusted EBITDA (as defined in Note (d) of Table 6) decreased 13.5%, from $83.4 million in the third quarter of 2013 to $72.1 million in the current year period.

☐	Segment EBITDA decreased 43.0%, from $69.8 million in the third quarter of 2013 to $39.8 million in the current year period. The decrease was largely driven by regulatory accruals in both Membership and International, and lower net revenues in Insurance and Package products, primarily from the increased cost of insurance for the reasons set forth above.

☐	As compared to Segment EBITDA, third quarter Adjusted EBITDA reflects the exclusion of, among other items, $20.3 million of accruals for certain legal matters, $4.5 million in costs related primarily to the restructuring of certain operations including related severance costs, $1.3 million of stock compensation expense and $1.0 million in costs related to the previously disclosed conversion to a new insurance carrier.

Segment Commentary

North America:

Membership products net revenues decreased by $18.2 million, or 13.9%, to $113.0 million for the three months ended September 30, 2014 as compared to $131.2 million for the three months ended September 30, 2013. Net Membership revenue decreased primarily due to a decline in member volumes related to the continuing regulatory challenges facing our large financial institution partners partially offset by a favorable reserve adjustment of $6.0 million.

Membership segment EBITDA decreased by $9.7 million, or 41.1%, for the three months ended September 30, 2014 as compared to the three months ended September 30, 2013, as lower revenue and higher general and administrative expenses, primarily due to an increase in reserves for certain legal matters, more than offset lower marketing and commissions and lower operating costs.

Insurance and Package products net revenues decreased by $19.0 million, or 24.3%, to $59.1 million for the three months ended September 30, 2014 as compared to $78.1 million for the three months ended September 30, 2013. Insurance revenue decreased primarily due to continued higher cost of insurance from higher claims experience. We continue to believe this is largely due to an acceleration of claims from future periods into this quarter in connection with the conversion to our new primary insurance carrier. Package revenue decreased primarily due to the impact of lower average Package members.

Insurance and Package segment EBITDA decreased by $15.5 million, or 61.8%, for the three months ended September 30, 2014 as compared to the three months ended September 30, 2013 primarily due to lower net revenues which were partially offset by lower marketing and commission expense.

Loyalty revenues decreased by $2.7 million, or 6.3%, for the three months ended September 30, 2014 to $40.3 million as compared to $43.0 million for the three months ended September 30, 2013, as increased revenue from higher travel volume was more than offset by lower revenues due to the slower ramp-up of new client programs.

Loyalty segment EBITDA increased by $2.0 million, or 11.9%, for the three months ended September 30, 2014 to $18.8 million as compared to $16.8 million for the three months ended September 30, 2013, as the impact of the lower net revenues was more than offset by favorable margins based on redemption activity for a key program.

International:

International products net revenues increased by $3.4 million, or 3.9%, to $91.0 million for the three months ended September 30, 2014 as compared to $87.6 million for the three months ended September 30, 2013. Net revenues increased primarily from higher retail membership revenue due to an increase in subscribers from both our online and offline marketing channels. Net revenues were also positively impacted by $1.0 million from foreign exchange.

International segment EBITDA decreased by $7.9 million, or 84%, to $1.5 million for the three months ended September 30, 2014 as compared to $9.4 million for the three months ended September 30, 2013, as the positive impact of higher revenue was more than offset by higher marketing and commissions and higher general and administration costs, primarily from an increase in reserves for certain legal matters.

Selected Liquidity Data

Affinion Group, Inc.

Affinion has several debt instruments outstanding, including senior notes, senior subordinated notes, and senior secured credit facilities, which consist of first lien and second lien term loan facilities and a revolving credit facility. For a more complete description of Affinion’s debt instruments at September 30, 2014, see the note in Table 2.

At September 30, 2014, Affinion had $771.1 million of first lien term loans outstanding, $425.0 million of second lien term loans outstanding, $473.2 million outstanding under its senior notes (net of discounts) due in 2018, $2.6 million outstanding under its senior subordinated notes due in 2015, and $353.0 million outstanding under the Affinion Investments LLC senior subordinated notes (net of discounts) due in 2018.

At September 30, 2014, there were outstanding borrowings of $12.0 million against the Company’s revolving credit facility and $53.3 million of the credit facility was available for borrowing, after giving effect to the issuance of $14.7 million in letters of credit.

At September 30, 2014, the Company had $23.4 million of unrestricted cash on hand.

Affinion Group Holdings, Inc.

At September 30, 2014, Affinion Holdings had $210.5 million outstanding under its senior PIK toggle notes (net of discounts) due in 2018 and $32.2 million outstanding under its senior notes due in 2015, in addition to Affinion’s debt instruments.

At September 30, 2014, Affinion Holdings had $27.7 million of unrestricted cash on hand, of which $4.3 million resides at Affinion Holdings.

Historically, the business results for Affinion and Affinion Holdings have been substantially similar, particularly with respect to revenue and Adjusted EBITDA. Results for Affinion Holdings have been included as an addendum to this release in Tables 7-11.

Call-In Information

Affinion Group, Inc. will hold an informational call to discuss the results for the quarter ended September 30, 2014 at 10:00 a.m. (ET) on Thursday, October 30, 2014. The conference call will be broadcast live and can be accessed by dialing 1.866.394.8483 (domestic) or 1.706.758.1455 (international) and entering passcode 20717893. Interested parties should call at least ten (10) minutes prior to the call to register. The company will also provide an online Web simulcast of its conference call. The Web simulcast will be available online by visiting http://www.affinion.com/ir. A telephonic replay of the call will be available through midnight November 3, 2014 by dialing 1.855.859.2056 (domestic) or 1.404.537.3406 (international) and entering passcode 20717893.

Important Notes

The information presented in this release is a comparison of the unaudited consolidated results of operations for the three and nine month periods ended September 30, 2014 to the unaudited consolidated results of operations for the three and nine month periods ended September 30, 2013.

About Affinion Group

As a global leader with over 40 years of experience, Affinion Group enhances the value of its partners’ customer relationships by developing and marketing loyalty solutions. Leveraging its expertise in customer engagement, product development and targeted marketing, Affinion provides programs in subscription-based lifestyle services, personal protection, insurance and other areas to help generate increased customer loyalty and significant incremental revenue for more than 5,670 marketing partners worldwide, including many of the largest and most respected companies in financial services, retail, travel, and Internet commerce. Based in Stamford, CT, the Company has approximately 3,925 employees and has marketing capabilities in 20 countries globally. For more information, visit www.affinion.com.

Safe Harbor Statement Under the U.S. Private Securities Litigation Reform Act of 1995

This press release may contain “forward-looking” statements as defined by the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission (SEC) in its rules, regulations and releases. These statements include, but are not limited to, discussions regarding industry outlook, Affinion’s expectations regarding the performance of its business, its liquidity and capital resources, its guidance for 2014 and the other non-historical statements. These statements can be identified by the use of words such as “believes” “anticipates,” “expects,” “intends,” “plans,” “continues,” “estimates,” “predicts,” “projects,” “forecasts,” and similar expressions. All forward-looking statements are based on management’s current expectations and beliefs only as of the date of this press release and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks related to general economic and business conditions and international and geopolitical events, a downturn in the credit card industry or changes in the techniques of credit card issuers, industry trends, foreign currency exchange rates, the effects of a decline in travel on the Company’s travel fulfillment business, termination or expiration of one or more agreements with its marketing partners or a reduction of the marketing of its services by one or more of its marketing partners, the Company’s substantial leverage, restrictions contained in its debt agreements, its inability to compete effectively, and other risks identified and discussed from time to time in reports filed by Affinion and Affinion Holdings with the SEC, including Affinion’s most recent Annual Report on Form 10-K for the year ended December 31, 2013 and Form 10-Q for the quarter ended September 30, 2014 as well as Affinion Holdings’ most recent Annual Report on Form 10-K for the year ended December 31, 2013 and Form 10-Q for the quarter ended September 30, 2014. Readers are strongly encouraged to review carefully the full cautionary statements described in these reports. Except as required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this press release, or to reflect the occurrence of unanticipated events or circumstances.

Financial Tables and Other Data Follow

TABLE 1

AFFINION GROUP HOLDINGS, INC.

AFFINION GROUP, INC.

UNAUDITED SUPPLEMENTAL DATA FOR

SELECTED BUSINESS SEGMENTS

The following table provides data for selected business segments.

Subscriber and insured amounts in thousands, except dollars and percentages.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Global Average Subscribers, excluding Basic Insureds	38,905	39,986	39,557	41,175
Annualized Net Revenue Per Global Average Subscriber, excluding Basic Insureds (1)	$26.93	$29.65	$26.80	$28.99
Global Membership Subscribers
Average Global Retail Subscribers (2)	7,457	8,574	7,665	9,093
Annualized Net Revenue Per Global Average Subscriber (1)	$89.97	$83.80	$87.09	$81.15
Global Package Subscribers and Wholesale
Average Global Package Subscribers and Wholesale (2)	27,712	27,507	28,116	28,114
Annualized Net Revenue Per Global Average Package and Wholesale Subscriber (1)	$6.57	$7.43	$6.61	$7.38
Global Insureds
Average Supplemental Insureds (2)	3,736	3,905	3,776	3,968
Annualized Net Revenue Per Supplemental Insured (1)	$52.11	$67.32	$54.75	$62.50
Global Average Subscribers, including Basic Insureds	59,015	60,931	59,767	62,265

(1)	Annualized Net Revenue Per Global Average Subscriber and Supplemental Insured are all calculated by taking the revenues as reported for the period and dividing it by the average subscribers or insureds, as applicable, for the period. Quarterly periods are then multiplied by four to annualize this amount for comparative purposes. Upon cancellation of a subscriber or an insured, as applicable, the subscriber’s or insured’s, as applicable, revenues are no longer recognized in the calculation.
(2)	Average Global Subscribers and Average Supplemental Insureds for the period are all calculated by determining the average subscribers or insureds, as applicable, for each month in the period (adding the number of subscribers or insureds, as applicable, at the beginning of the month with the number of subscribers or insureds, as applicable, at the end of the month and dividing that total by two) and then averaging that result for the period. A subscriber’s or insured’s, as applicable, account is added or removed in the period in which the subscriber or insured, as applicable, has joined or cancelled.

TABLE 2

AFFINION GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2014 AND DECEMBER 31, 2013

(In millions, except share amounts)

	September 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$23.4	$19.6
Restricted cash	39.0	36.6
Receivables (net of allowances for doubtful accounts of $8.7 and $11.8, respectively)	134.1	132.5
Profit-sharing receivables from insurance carriers	29.4	64.7
Prepaid commissions	44.7	37.5
Income taxes receivable	1.5	2.6
Other current assets	102.2	87.4

Total current assets	374.3	380.9
Property and equipment, net	138.2	140.4
Contract rights and list fees, net	17.6	19.1
Goodwill	617.4	606.3
Other intangibles, net	120.2	153.8
Receivables from related parties	23.3	21.5
Other non-current assets	63.9	62.5

Total assets	$1,354.9	$1,384.5

Liabilities and Deficit
Current liabilities:
Current portion of long-term debt	$8.3	$11.7
Accounts payable and accrued expenses	407.1	391.2
Payables to related parties	43.0	40.1
Deferred revenue	91.3	105.4
Income taxes payable	3.3	4.3

Total current liabilities	553.0	552.7
Long-term debt	2,029.6	1,947.1
Deferred income taxes	83.3	74.5
Deferred revenue	9.2	10.4
Other long-term liabilities	34.4	36.8

Total liabilities	2,709.5	2,621.5

Commitments and contingencies

Deficit:
Common stock and additional paid-in capital, $0.01 par value, 1,000 shares authorized, and 100 shares issued and outstanding	102.6	102.6
Accumulated deficit	(1,462.3)	(1,346.4)
Accumulated other comprehensive income	3.6	5.7

Total Affinion Group, Inc. deficit	(1,356.1)	(1,238.1)
Non-controlling interest in subsidiary	1.5	1.1

Total deficit	(1,354.6)	(1,237.0)

Total liabilities and deficit	$1,354.9	$1,384.5

Note: The information presented in these press release tables 1-6 reflects the financial statement data and the results of operations of Affinion Group, Inc. (“Affinion”) and its consolidated subsidiaries as of the dates indicated above and does not include the $325.0 million senior notes incurred in October 2010 by Affinion Group Holdings, Inc. or the $292.8 million 13.75%/14.5% Senior Secured PIK/Toggle Notes due 2018 issued as part of the debt exchange offer on December 12, 2013, as described in the Liquidity and Capital Resources section of the Form 10-K filed for the fiscal year ended December 31, 2013. As part of the financing for the acquisition of the assets of Cendant Marketing Services Division by the Company from Cendant Corporation, Affinion (a) issued $270.0 million in principal amount of 10 1⁄8% senior notes maturing on October 15, 2013 ($266.4 million net of discount), (b) entered into senior secured credit facilities consisting of a term loan facility in the principal amount of $860.0 million and a revolving credit facility in an aggregate amount of up to $100.0 million, and (c) entered into a senior subordinated bridge loan facility in the principal amount of $383.6 million. On April 26, 2006, $349.5 million of principal borrowings under the senior subordinated bridge loan facility were repaid using the proceeds from a private offering of $355.5 million aggregate principal amount of 11 1⁄2% senior subordinated notes maturing on October 15, 2015. Subsequently, on May 3, 2006, the remaining $34.1 million of principal borrowings under the senior subordinated bridge loan facility were repaid using the proceeds from another private offering of $34.0 million aggregate principal amount of 10 1⁄8% senior notes maturing on October 15, 2013. The senior notes were issued as additional notes under the indenture dated as of October 17, 2005. On June 5, 2009, Affinion issued $150.0 million of new 10 1⁄8% senior notes maturing on October 15, 2013 ($136.5 million net of discount) in a private placement transaction. On April 9, 2010, Affinion entered into a $1.0 billion amended and restated senior secured credit facility consisting of a five-year $125.0 million revolving loan facility (increased in December 2012 to $165.0 million) and an $875.0 million term loan facility maturing in six and a half years. In November 2010, Affinion issued 7.875% senior notes and utilized the net proceeds to redeem the 10 1⁄8% senior notes issued in 2005, 2006 and 2009. On February 11, 2011, Affinion obtained incremental term loans in an aggregate principal amount of $250.0 million under Affinion’s amended and restated senior secured credit facility. Affinion used a portion of the proceeds to pay a dividend of $199.8 million to Affinion Holdings, with the balance used for working capital and other corporate purposes and to fund strategic initiatives. As part of the debt exchange offer on December 12, 2013, Affinion Investments, LLC, a wholly-owned subsidiary of the Company, issued $360.0 million in face value of 13.5% senior subordinated notes due in 2018 in exchange for $352.9 million in aggregate face principal amount of the existing senior subordinated notes due in 2015. On May 20, 2014, the Company, as Borrower, and Affinion Holdings entered into an amendment to the Affinion Credit Agreement, which (i) extended the maturity to April 30, 2018 of $775.0 million in aggregate principal amount of existing senior secured term loans and existing senior secured revolving loans (“First Lien Term Loans”), (ii) extended the maturity to October 31, 2018 of $377.9 million in aggregate principal amount of existing senior secured term loans on a second lien senior secured basis, which, together with additional borrowings obtained on the same terms, total $425.0 million (“Second Lien Term Loan”), (iii) extended the maturity to January 29, 2018 of $80.0 million of the commitments under the existing senior secured revolving credit facility on a first lien senior secured basis, (iv) reduced the commitments under the existing senior secured revolving credit facility by $85.0 million and (v) removed the existing financial covenant requiring the Company to maintain a minimum interest coverage ratio.

TABLE 3

AFFINION GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013

(In millions)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Net revenues	$303.0	$339.4	$928.2	$1,022.9

Expenses:
Cost of revenues, exclusive of depreciation and amortization shown separately below:
Marketing and commissions	114.8	130.2	360.3	375.1
Operating costs	96.7	107.5	310.7	328.2
General and administrative	50.6	31.9	141.0	118.7
Facility exit costs	1.1	—	1.7	0.5
Depreciation and amortization	27.2	28.3	81.3	86.3

Total expenses	290.4	297.9	895.0	908.8

Income from operations	12.6	41.5	33.2	114.1
Interest income	0.2	0.2	0.7	0.5
Interest expense	(41.1)	(41.1)	(132.5)	(123.6)
Loss on extinguishment of debt	—	—	(6.0)	—
Other expense, net	—	(0.2)	—	—

Income (loss) before income taxes and non-controlling interest	(28.3)	0.4	(104.6)	(9.0)
Income tax expense	(2.6)	(3.8)	(10.9)	(12.2)

Net loss	(30.9)	(3.4)	(115.5)	(21.2)
Less: net income attributable to non-controlling interest	(0.2)	(0.2)	(0.4)	(0.3)

Net loss attributable to Affinion Group, Inc.	$(31.1)	$(3.6)	$(115.9)	$(21.5)

Net loss	$(30.9)	$(3.4)	$(115.5)	$(21.2)
Currency translation adjustment, net of tax	(1.1)	0.2	(2.1)	(2.7)

Comprehensive loss	(32.0)	(3.2)	(117.6)	(23.9)
Less: comprehensive income attributable to non-controlling interest	(0.2)	(0.2)	(0.4)	(0.1)

Comprehensive loss attributable to Affinion Group, Inc.	$(32.2)	$(3.4)	$(118.0)	$(24.0)

TABLE 4

AFFINION GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013

(In millions)

	For the Nine Months Ended
	September 30, 2014	September 30, 2013
Operating Activities
Net loss	$(115.5)	$(21.2)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	81.3	86.3
Amortization of debt discount and financing costs	7.8	7.6
Financing costs	5.5	—
Loss on extinguishment of debt	6.0	—
Facility exit costs	1.7	0.5
Share-based compensation	6.8	7.9
Deferred income taxes	7.4	7.1
Net change in assets and liabilities:
Restricted cash	(2.9)	1.5
Receivables	0.3	3.9
Profit-sharing receivables from insurance carriers	35.3	3.6
Prepaid commissions	(7.3)	4.3
Other current assets	20.7	8.1
Contract rights and list fees	1.3	1.6
Other non-current assets	—	(5.4)
Accounts payable and accrued expenses	(23.2)	27.8
Payables to related parties	(2.7)	(7.4)
Deferred revenue	(13.9)	(18.6)
Income taxes receivable and payable	0.2	(1.6)
Other long-term liabilities	(5.2)	(2.3)
Other, net	5.2	(0.8)

Net cash provided by operating activities	8.8	102.9

Investing Activities
Capital expenditures	(36.3)	(29.2)
Restricted cash	(0.3)	(0.6)
Acquisition-related payments, net of cash acquired	(19.4)	(3.4)

Net cash used in investing activities	(56.0)	(33.2)

Financing Activities
Repayments under revolving credit facility, net	(34.0)	—
Proceeds from issuance of debt	425.0	—
Financing costs	(21.9)	—
Principal payments on borrowings	(314.0)	(8.8)
Receivables from and payables to parent company	(3.0)	—

Net cash provided by (used in) financing activities	52.1	(8.8)

Effect of changes in exchange rates on cash and cash equivalents	(1.1)	(0.1)

Net increase in cash and cash equivalents	3.8	60.8
Cash and cash equivalents, beginning of period	19.6	32.5

Cash and cash equivalents, end of period	$23.4	$93.3

Supplemental Disclosure of Cash Flow Information:
Interest payments	$125.0	$93.1

Income tax payments, net of refunds	$2.9	$6.5

TABLE 5

AFFINION GROUP, INC.

UNAUDITED OPERATING SEGMENT RESULTS

(In millions)

Net revenues and Segment EBITDA by operating segment are as follows:

Net Revenues

	For the Three Months Ended			For the Nine Months Ended
	September 30, 2014	September 30, 2013	Increase (Decrease)	September 30, 2014	September 30, 2013	Increase (Decrease)
Affinion North America
Membership products	$113.0	$131.2	$(18.2)	$342.5	$412.2	$(69.7)
Insurance and package products	59.1	78.1	(19.0)	187.3	226.9	(39.6)
Loyalty products	40.3	43.0	(2.7)	124.5	129.4	(4.9)
Eliminations	(0.4)	(0.5)	0.1	(1.4)	(1.6)	0.2

Total North America	212.0	251.8	(39.8)	652.9	766.9	(114.0)
Affinion International
International products	91.0	87.6	3.4	275.3	256.0	19.3

Total	$303.0	$339.4	$(36.4)	$928.2	$1,022.9	$(94.7)

Segment EBITDA (1)

	For the Three Months Ended			For the Nine Months Ended
	September 30, 2014	September 30, 2013	Increase (Decrease)	September 30, 2014	September 30, 2013	Increase (Decrease)
Affinion North America
Membership products	$13.9	$23.6	$(9.7)	$46.4	$81.7	$(35.3)
Insurance and package products	9.6	25.1	(15.5)	37.6	60.4	(22.8)
Loyalty products	18.8	16.8	2.0	50.9	52.7	(1.8)

Total North America	42.3	65.5	(23.2)	134.9	194.8	(59.9)
Affinion International
International products	1.5	9.4	(7.9)	(2.5)	18.2	(20.7)

Total products	43.8	74.9	(31.1)	132.4	213.0	(80.6)
Corporate	(4.0)	(5.1)	1.1	(17.9)	(12.6)	(5.3)

	39.8	69.8	(30.0)	114.5	200.4	(85.9)
Depreciation and amortization	(27.2)	(28.3)	1.1	(81.3)	(86.3)	5.0

Income from operations	$12.6	$41.5	$(28.9)	$33.2	$114.1	$(80.9)

(1)	See reconciliation of Non-GAAP Financial Measures on Table 6 for a discussion of Segment EBITDA.

TABLE 6

AFFINION GROUP, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES (UNAUDITED)

(In millions, except ratios)

Set forth below is a reconciliation of our consolidated net cash provided by (used in) operating activities for the twelve months ended September 30, 2014 and the three and nine months ended September 30, 2014 and 2013 to our Adjusted EBITDA.

	For the Twelve Months Ended September 30, 2014 (a)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
		2014	2013	2014	2013
Net cash provided by (used in) operating activities	$(52.6)	$9.2	$24.5	$8.8	$102.9
Interest expense, net	173.8	40.9	40.9	131.8	123.1
Income tax expense	12.3	2.6	3.8	10.9	12.2
Amortization of debt discount and financing costs	(10.3)	(2.3)	(2.5)	(7.8)	(7.6)
Provision for loss on accounts receivable	(2.7)	—	—	—	—
Deferred income taxes	(7.6)	(2.0)	(2.3)	(7.4)	(7.1)
Changes in assets and liabilities	33.7	(6.8)	7.9	(7.8)	(14.7)
Effect of purchase accounting, reorganizations, certain legal costs and net cost savings (b)	61.0	23.9	4.6	52.8	14.1
Other, net (c)	31.9	6.6	6.5	18.4	30.6

Adjusted EBITDA, excluding pro forma adjustments (d) (e)	239.5	$72.1	$83.4	$199.7	$253.5

Effect of the pro forma adjustments (f)	23.8

Adjusted EBITDA, including pro forma adjustments (g)	$263.3

(a)	Represents consolidated financial data for the year ended December 31, 2013, minus consolidated financial data for the nine months ended September 30, 2013, plus consolidated financial data for the nine months ended September 30, 2014.
(b)	Eliminates the effect of purchase accounting related to the Apollo transactions and Back-Up and Travel acquisition, legal costs for certain legal matters and costs associated with severance incurred.
(c)	Eliminates (i) net changes in certain reserves, (ii) foreign currency gains and losses related to unusual, non-recurring intercompany transactions, (iii) the loss from an investment accounted for under the equity method, (iv) costs associated with certain strategic and corporate development activities, including business optimization, (v) consulting fees paid to Apollo, and (vi) the impact of an adjustment related to the recognition of International retail revenue.
(d)	Adjusted EBITDA consists of income from operations before depreciation and amortization further adjusted to exclude non-cash and unusual items and other adjustments permitted in our debt agreements to test the permissibility of certain types of transactions, including debt incurrence. We believe that the inclusion of Adjusted EBITDA is appropriate as a liquidity measure. Adjusted EBITDA is not a measurement of liquidity or financial performance under U.S. GAAP and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider Adjusted EBITDA as an alternative to cash flows from operating activities determined in accordance with U.S. GAAP, as an indicator of cash flows, as a measure of liquidity, as an alternative to operating or net income determined in accordance with U.S. GAAP or as an indicator of operating performance.
(e)	Adjusted EBITDA, excluding pro forma adjustments, does not give pro forma effect to (i) the acquisition of Propp Corp. that was completed in the third quarter of 2014, (ii) the acquisition of SkyMall that was completed in the third quarter of 2014, or (iii) the projected annualized benefits of restructurings and other cost savings initiatives. However, we do make such accretive pro forma adjustments as if such acquisitions, restructurings and cost savings initiatives had occurred on October 1, 2013 in calculating the Adjusted EBITDA under the amended and restated senior secured credit facility and the indentures governing Affinion’s 7.875% senior notes due 2018 (the “2010 senior notes”) and Affinion’s 13.5% senior subordinated notes due 2018 (the “2013 senior subordinated notes”).
(f)	Gives effect to the projected annualized benefits of the acquisitions of Propp Corp. and SkyMall, restructurings and other cost savings initiatives as if such acquisitions, restructurings and cost savings initiatives had occurred on October 1, 2013.
(g)	Adjusted EBITDA, including pro forma adjustments, gives pro forma effect to the adjustments discussed in (f) above.

TABLE 6 – cont’d.

Set forth below is a reconciliation of our consolidated net loss attributable to Affinion Group, Inc. for the twelve months ended September 30, 2014 and the three and nine months ended September 30, 2014 and 2013 to our Adjusted EBITDA.

	For the Twelve Months Ended September 30, 2014 (a)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
		2014	2013	2014	2013
Net loss attributable to Affinion Group, Inc.	$(184.0)	$(31.1)	$(3.5)	$(115.9)	$(21.5)
Interest expense, net	173.8	40.9	40.9	131.8	123.1
Income tax expense	12.3	2.6	3.8	10.9	12.2
Non-controlling interest	0.5	0.2	0.2	0.4	0.3
Other income, net	(0.1)	—	0.1	—	—
Loss on extinguishment of debt	6.0	—	—	6.0	—
Depreciation and amortization	108.9	27.2	28.3	81.3	86.3
Effect of purchase accounting, reorganizations and non-recurring revenues and gains (b)	0.8	—	1.2	—	3.8
Certain legal costs (c)	40.8	20.3	2.0	37.3	4.0
Net cost savings (d)	19.4	3.6	1.4	15.5	6.3
Other, net (e)	61.1	8.4	9.0	32.4	39.0

Adjusted EBITDA, excluding pro forma adjustments (f) (g)	239.5	$72.1	$83.4	$199.7	$253.5

Effect of the pro forma adjustments (h)	23.8

Adjusted EBITDA, including pro forma adjustments (i)	$263.3

Senior secured leverage ratio (j)	2.91
Fixed charge coverage ratio (k)	1.59

(a)	Represents consolidated financial data for the year ended December 31, 2013, minus consolidated financial data for the nine months ended September 30, 2013, plus consolidated financial data for the nine months ended September 30, 2014.
(b)	Eliminates the effect of purchase accounting related to the Apollo transactions and Back-Up and Travel acquisition.
(c)	Represents the elimination of legal costs for certain legal matters.
(d)	Represents the elimination of costs associated with severance incurred.
(e)	Eliminates (i) net changes in certain reserves, (ii) share-based compensation expense, (iii) foreign currency gains and losses related to unusual, non-recurring intercompany transactions, (iv) the loss from an investment accounted for under the equity method, (v) costs associated with certain strategic and corporate development activities, including business optimization, (vi) consulting fees paid to Apollo, (vii) facility exit costs, (viii) the impairment charge related to the intangible assets and property and equipment of Prospectiv Direct, Inc. (“Prospectiv”), (ix) the impact of an adjustment related to the recognition of International retail revenue, and (x) debt refinancing expenses.
(f)	Adjusted EBITDA consists of income from operations before depreciation and amortization further adjusted to exclude non-cash and unusual items and other adjustments permitted in our debt agreements to test the permissibility of certain types of transactions, including debt incurrence. We believe that the inclusion of Adjusted EBITDA is appropriate as a liquidity measure. Adjusted EBITDA is not a measurement of liquidity or financial performance under U.S. GAAP and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider Adjusted EBITDA as an alternative to cash flows from operating activities determined in accordance with U.S. GAAP, as an indicator of cash flows, as a measure of liquidity, as an alternative to operating or net income determined in accordance with U.S. GAAP or as an indicator of operating performance.
(g)	Adjusted EBITDA, excluding pro forma adjustments, does not give pro forma effect to (i) the acquisition of Propp Corp. that was completed in the third quarter of 2014, (ii) the acquisition of SkyMall that was completed in the third quarter of 2014, or (iii) the projected annualized benefits of restructurings and other cost savings initiatives. However, we do make such accretive pro forma adjustments as if such acquisitions, restructurings and cost savings initiatives had occurred on October 1, 2013 in calculating the Adjusted EBITDA under the amended and restated senior secured credit facility and the indentures governing our 2010 senior notes and 2013 senior subordinated notes.
(h)	Gives effect to the projected annualized benefits of the acquisitions of Propp Corp. and SkyMall, restructurings and other cost savings initiatives as if such acquisitions, restructurings and cost savings initiatives had occurred on October 1, 2013.
(i)	Adjusted EBITDA, including pro forma adjustments, gives pro forma effect to the adjustments discussed in (h) above.
(j)	The senior secured leverage ratio is defined in our amended and restated senior secured credit facility, as amended on May 20, 2014 (senior secured debt, as defined, to Adjusted EBITDA, as defined). The senior secured leverage ratio must be equal to or less than 4.25 to 1.0 at September 30, 2014.
(k)	The fixed charge coverage ratio is defined in the indentures governing our 2010 senior notes and 2013 senior subordinated notes (consolidated cash flows, as defined, which is computed with the same addbacks as in Adjusted EBITDA (as defined in our amended and restated senior secured credit facility) to fixed charges, as defined). The calculation of fixed charges excludes the amortization of deferred financing costs associated with the amendment and restatement of our credit facility on April 9, 2010.

Set forth below is a reconciliation of our consolidated net loss attributable to Affinion Group, Inc. for the twelve months ended September 30, 2014 and the three and nine months ended September 30, 2014 and 2013 to our Segment EBITDA, defined as income from operations before depreciation and amortization.

	For the Twelve Months Ended September 30, 2014 (a)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
		2014	2013	2014	2013
Net loss attributable to Affinion Group, Inc.	$(184.0)	$(31.1)	$(3.5)	$(115.9)	$(21.5)
Interest expense, net	173.8	40.9	40.9	131.8	123.1
Income tax expense	12.3	2.6	3.8	10.9	12.2
Non-controlling interest	0.5	0.2	0.2	0.4	0.3
Other income, net	(0.1)	—	0.1	—	—
Loss on extinguishment of debt	6.0	—	—	6.0	—
Depreciation and amortization	108.9	27.2	28.3	81.3	86.3

Segment EBITDA	$117.4	$39.8	$69.8	$114.5	$200.4

(a)	Represents consolidated financial data for the year ended December 31, 2013, minus consolidated financial data for the nine months ended September 30, 2013, plus consolidated financial data for the nine months ended September 30, 2014.

TABLE 7

AFFINION GROUP HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2014 AND DECEMBER 31, 2013

(In millions, except share amounts)

	September 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$27.7	$20.1
Restricted cash	39.0	36.6
Receivables (net of allowances for doubtful accounts of $8.7 and $11.8, respectively)	134.1	132.5
Profit-sharing receivables from insurance carriers	29.4	64.7
Prepaid commissions	44.7	37.5
Income taxes receivable	1.5	2.6
Other current assets	102.2	87.4

Total current assets	378.6	381.4
Property and equipment, net	138.2	140.4
Contract rights and list fees, net	17.6	19.1
Goodwill	617.4	606.3
Other intangibles, net	120.2	153.8
Other non-current assets	66.8	67.2

Total assets	$1,338.8	$1,368.2

Liabilities and Deficit
Current liabilities:
Current portion of long-term debt	$8.3	$11.7
Accounts payable and accrued expenses	413.1	398.4
Deferred revenue	91.3	105.4
Income taxes payable	3.3	4.3

Total current liabilities	516.0	519.8
Long-term debt	2,272.3	2,246.5
Deferred income taxes	83.3	74.5
Deferred revenue	9.2	10.4
Other long-term liabilities	34.4	36.8

Total liabilities	2,915.2	2,888.0

Commitments and contingencies
Deficit:
Common stock, $0.01 par value, 540,000,000 shares authorized, 85,129,859 shares issued and 84,913,613 shares outstanding	0.9	0.9
Additional paid in capital	142.6	136.6
Warrants	124.8	25.8
Accumulated deficit	(1,848.7)	(1,688.8)
Accumulated other comprehensive income	3.6	5.7
Treasury stock, at cost, 216,246 shares	(1.1)	(1.1)

Total Affinion Group Holdings, Inc. deficit	(1,577.9)	(1,520.9)
Non-controlling interest in subsidiary	1.5	1.1

Total deficit	(1,576.4)	(1,519.8)

Total liabilities and deficit	$1,338.8	$1,368.2

TABLE 8

AFFINION GROUP HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013

(In millions)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Net revenues	$303.0	$339.4	$928.2	$1,022.9

Expenses:
Cost of revenues, exclusive of depreciation and amortization shown separately below:
Marketing and commissions	114.8	130.2	360.3	375.1
Operating costs	96.7	107.5	310.7	328.2
General and administrative	50.7	32.0	142.3	118.9
Facility exit costs	1.1	—	1.7	0.5
Depreciation and amortization	27.2	28.3	81.3	86.3

Total expenses	290.5	298.0	896.3	909.0

Income from operations	12.5	41.4	31.9	113.9
Interest income	0.1	0.2	0.2	0.5
Interest expense	(50.4)	(51.1)	(166.1)	(153.7)
Loss on extinguishment of debt	—	—	(14.6)	—
Other expense, net	—	(0.1)	—	—

Loss before income taxes and non-controlling interest	(37.8)	(9.6)	(148.6)	(39.3)
Income tax expense	(2.6)	(3.8)	(10.9)	(12.2)

Net loss	(40.4)	(13.4)	(159.5)	(51.5)
Less: net income attributable to non-controlling interest	(0.2)	(0.2)	(0.4)	(0.3)

Net loss attributable to Affinion Group Holdings, Inc.	$(40.6)	$(13.6)	$(159.9)	$(51.8)

Net loss	$(40.4)	$(13.4)	$(159.5)	$(51.5)
Currency translation adjustment, net of tax	(1.1)	0.2	(2.1)	(2.7)

Comprehensive loss	(41.5)	(13.2)	(161.6)	(54.2)
Less: comprehensive income attributable to non-controlling interest	(0.2)	(0.2)	(0.4)	(0.1)

Comprehensive loss attributable to Affinion Group Holdings, Inc.	$(41.7)	$(13.4)	$(162.0)	$(54.3)

TABLE 9

AFFINION GROUP HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013

(In millions)

	For the Nine Months Ended
	September 30, 2014	September 30, 2013
Operating Activities
Net loss	$(159.5)	$(51.5)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	81.3	86.3
Amortization of debt discount and financing costs	10.6	9.4
Financing costs	6.7	—
Loss on extinguishment of debt	14.6	—
Facility exit costs	1.7	0.5
Share-based compensation	6.8	7.9
Deferred income taxes	7.4	7.1
Net change in assets and liabilities:
Restricted cash	(2.9)	1.5
Receivables	0.3	3.9
Profit-sharing receivables from insurance carriers	35.3	3.6
Prepaid commissions	(7.3)	4.3
Other current assets	20.7	8.1
Contract rights and list fees	1.3	1.6
Other non-current assets	—	(5.4)
Accounts payable and accrued expenses	3.7	30.0
Payables to related parties	(0.1)	—
Deferred revenue	(13.9)	(18.6)
Income taxes receivable and payable	0.2	(1.6)
Other long-term liabilities	(5.2)	(2.3)
Other, net	5.2	(0.8)

Net cash provided by operating activities	6.9	84.0

Investing Activities
Capital expenditures	(36.3)	(29.2)
Restricted cash	(0.3)	(0.6)
Acquisition-related payments, net of cash acquired	(19.4)	(3.4)

Net cash used in investing activities	(56.0)	(33.2)

Financing Activities
Repayments under revolving credit facility, net	(34.0)	—
Proceeds from issuance of debt	425.0	—
Financing costs	(23.0)	—
Principal payments on borrowings	(314.0)	(8.8)
Proceeds from issuance of warrants	3.8	—

Net cash provided by (used in) financing activities	57.8	(8.8)

Effect of changes in exchange rates on cash and cash equivalents	(1.1)	(0.1)

Net increase in cash and cash equivalents	7.6	41.9
Cash and cash equivalents, beginning of period	20.1	51.9

Cash and cash equivalents, end of period	$27.7	$93.8

Supplemental Disclosure of Cash Flow Information:
Interest payments	$126.9	$112.0

Income tax payments, net of refunds	$2.9	$6.5

TABLE 10

AFFINION GROUP HOLDINGS, INC.

UNAUDITED OPERATING SEGMENT RESULTS

(In millions)

Net revenues and Segment EBITDA by operating segment are as follows:

Net Revenues

	For the Three Months Ended			For the Nine Months Ended
	September 30,	September 30,	Increase	September 30,	September 30,	Increase
	2014	2013	(Decrease)	2014	2013	(Decrease)
Affinion North America
Membership products	$113.0	$131.2	$(18.2)	$342.5	$412.2	$(69.7)
Insurance and package products	59.1	78.1	(19.0)	187.3	226.9	(39.6)
Loyalty products	40.3	43.0	(2.7)	124.5	129.4	(4.9)
Eliminations	(0.4)	(0.5)	0.1	(1.4)	(1.6)	0.2

Total North America	212.0	251.8	(39.8)	652.9	766.9	(114.0)
Affinion International
International products	91.0	87.6	3.4	275.3	256.0	19.3

Total	$303.0	$339.4	$(36.4)	$928.2	$1,022.9	$(94.7)

Segment EBITDA (1)

	For the Three Months Ended			For the Nine Months Ended
	September 30, 2014	September 30, 2013	Increase (Decrease)	September 30, 2014	September 30, 2013	Increase (Decrease)
Affinion North America
Membership products	$13.9	$23.6	$(9.7)	$46.4	$81.7	$(35.3)
Insurance and package products	9.6	25.1	(15.5)	37.6	60.4	(22.8)
Loyalty products	18.8	16.8	2.0	50.9	52.7	(1.8)

Total North America	42.3	65.5	(23.2)	134.9	194.8	(59.9)
Affinion International
International products	1.5	9.4	(7.9)	(2.5)	18.2	(20.7)

Total products	43.8	74.9	(31.1)	132.4	213.0	(80.6)
Corporate	(4.1)	(5.2)	1.1	(19.2)	(12.8)	(6.4)

	39.7	69.7	(30.0)	113.2	200.2	(87.0)
Depreciation and amortization	(27.2)	(28.3)	1.1	(81.3)	(86.3)	5.0

Income from operations	$12.5	$41.4	$(28.9)	$31.9	$113.9	$(82.0)

(1)	See reconciliation of Non-GAAP Financial Measures on Table 11 for a discussion of Segment EBITDA.

TABLE 11

AFFINION GROUP HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES (UNAUDITED)

(In millions)

Set forth below is a reconciliation of Affinion Holdings’ consolidated net cash provided by (used in) operating activities for the twelve months ended September 30, 2014 and the three and nine months ended September 30, 2014 and 2013 to Affinion Holdings’ Adjusted EBITDA.

	For the Twelve Months Ended September 30, 2014 (a)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
		2014	2013	2014	2013
Net cash provided by (used in) operating activities	$(75.9)	$9.2	$24.5	$6.9	$84.0
Interest expense, net	218.8	50.3	50.9	165.9	153.2
Income tax expense	12.3	2.6	3.8	10.9	12.2
Amortization of debt discount and financing costs	(13.9)	(3.1)	(3.1)	(10.6)	(9.4)
Provision for loss on accounts receivable	(2.7)	—	—	—	—
Deferred income taxes	(7.6)	(2.1)	(2.3)	(7.4)	(7.1)
Changes in assets and liabilities	15.3	(15.4)	(1.6)	(37.3)	(24.2)
Effect of purchase accounting, reorganizations, certain legal costs and net cost savings (b)	61.0	23.9	4.6	52.8	14.1
Other, net (c)	32.2	6.7	6.5	18.5	30.6

Adjusted EBITDA, excluding pro forma adjustments (d) (e)	239.5	$72.1	$83.3	$199.7	$253.4

Effect of the pro forma adjustments (f)	23.8

Adjusted EBITDA, including pro forma adjustments (g)	$263.3

(a)	Represents consolidated financial data for the year ended December 31, 2013, minus consolidated financial data for the nine months ended September 30, 2013, plus consolidated financial data for the nine months ended September 30, 2014.
(b)	Eliminates the effect of purchase accounting related to the Apollo transactions and Back-Up and Travel acquisition, legal costs for certain legal matters and costs associated with severance incurred.
(c)	Eliminates (i) net changes in certain reserves, (ii) foreign currency gains and losses related to unusual, non-recurring intercompany transactions, (iii) the loss from an investment accounted for under the equity method, (iv) costs associated with certain strategic and corporate development activities, including business optimization, (v) consulting fees paid to Apollo, and (vi) the impact of an adjustment related to the recognition of International retail revenue.
(d)	Adjusted EBITDA consists of income from operations before depreciation and amortization further adjusted to exclude non-cash and unusual items and other adjustments permitted in our debt agreements to test the permissibility of certain types of transactions, including debt incurrence. We believe that the inclusion of Adjusted EBITDA is appropriate as a liquidity measure. Adjusted EBITDA is not a measurement of liquidity or financial performance under U.S. GAAP and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider Adjusted EBITDA as an alternative to cash flows from operating activities determined in accordance with U.S. GAAP, as an indicator of cash flows, as a measure of liquidity, as an alternative to operating or net income determined in accordance with U.S. GAAP or as an indicator of operating performance.
(e)	Adjusted EBITDA, excluding pro forma adjustments, does not give pro forma effect to (i) the acquisition of Propp Corp. that was completed in the third quarter of 2014, (ii) the acquisition of SkyMall that was completed in the third quarter of 2014, or (iii) the projected annualized benefits of restructurings and other cost savings initiatives. However, we do make such accretive pro forma adjustments as if such acquisitions, restructurings and cost savings initiatives had occurred on October 1, 2013 in calculating the Adjusted EBITDA under Affinion’s amended and restated senior secured credit facility and the indentures governing the 2010 senior notes, the 2013 senior subordinated notes and our 2013 senior notes.
(f)	Gives effect to the projected annualized benefits of the acquisitions of Propp Corp. and SkyMall, restructurings and other cost savings initiatives as if such acquisitions, restructurings and cost savings initiatives had occurred on October 1, 2013.
(g)	Adjusted EBITDA, including pro forma adjustments, gives pro forma effect to the adjustments discussed in (f) above.

TABLE 11 – cont’d.

Set forth below is a reconciliation of Affinion Holdings’ consolidated net loss attributable to Affinion Group Holdings, Inc. for the twelve months ended September 30, 2014 and the three and nine months ended September 30, 2014 and 2013 to Affinion Holdings’ Adjusted EBITDA.

	For the Twelve Months Ended September 30, 2014 (a)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
		2014	2013	2014	2013
Net loss attributable to Affinion Group Holdings, Inc.	$(243.6)	$(40.6)	$(13.6)	$(159.9)	$(51.8)
Interest expense, net	218.8	50.3	50.9	165.9	153.2
Income tax expense	12.3	2.6	3.8	10.9	12.2
Non-controlling interest	0.5	0.2	0.2	0.4	0.3
Other income, net	(0.1)	—	0.1	—	—
Loss on extinguishment of debt	19.2	—	—	14.6	—
Depreciation and amortization	108.9	27.2	28.3	81.3	86.3
Effect of purchase accounting, reorganizations and non-recurring revenues and gains (b)	0.8	—	1.2	—	3.8
Certain legal costs (c)	40.8	20.3	2.0	37.3	4.0
Net cost savings (d)	19.4	3.6	1.4	15.5	6.3
Other, net (e)	62.5	8.5	9.0	33.7	39.1

Adjusted EBITDA, excluding pro forma adjustments (f) (g)	239.5	$72.1	$83.3	$199.7	$253.4

Effect of the pro forma adjustments (h)	23.8

Adjusted EBITDA, including pro forma adjustments (i)	$263.3

(a)	Represents consolidated financial data for the year ended December 31, 2013, minus consolidated financial data for the nine months ended September 30, 2013, plus consolidated financial data for the nine months ended September 30, 2014.
(b)	Eliminates the effect of purchase accounting related to the Apollo transactions and Back-Up and Travel acquisition.
(c)	Represents the elimination of legal costs for certain legal matters.
(d)	Represents the elimination of costs associated with severance incurred.
(e)	Eliminates (i) net changes in certain reserves, (ii) share-based compensation expense, (iii) foreign currency gains and losses related to unusual, non-recurring intercompany transactions, (iv) the loss from an investment accounted for under the equity method, (v) costs associated with certain strategic and corporate development activities, including business optimization, (vi) consulting fees paid to Apollo, (vii) facility exit costs, (viii) the impairment charge related to the intangible assets and property and equipment of Prospectiv, (ix) the impact of an adjustment related to the recognition of International retail revenue, and (x) debt refinancing expenses.
(f)	Adjusted EBITDA consists of income from operations before depreciation and amortization further adjusted to exclude non-cash and unusual items and other adjustments permitted in our debt agreements to test the permissibility of certain types of transactions, including debt incurrence. We believe that the inclusion of Adjusted EBITDA is appropriate as a liquidity measure. Adjusted EBITDA is not a measurement of liquidity or financial performance under U.S. GAAP and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider Adjusted EBITDA as an alternative to cash flows from operating activities determined in accordance with U.S. GAAP, as an indicator of cash flows, as a measure of liquidity, as an alternative to operating or net income determined in accordance with U.S. GAAP or as an indicator of operating performance.
(g)	Adjusted EBITDA, excluding pro forma adjustments, does not give pro forma effect to (i) the acquisition of Propp Corp. that was completed in the third quarter of 2014, (ii) the acquisition of SkyMall that was completed in the third quarter of 2014, or (iii) the projected annualized benefits of restructurings and other cost savings initiatives. However, we do make such accretive pro forma adjustments as if such acquisitions, restructurings and cost savings initiatives had occurred on October 1, 2013 in calculating the Adjusted EBITDA under Affinion’s amended and restated senior secured credit facility and the indentures governing the 2010 senior notes, the 2013 senior subordinated notes and our 2013 senior notes.
(h)	Gives effect to the projected annualized benefits of the acquisitions of Propp Corp. and SkyMall, restructurings and other cost savings initiatives as if such acquisitions, restructurings and cost savings initiatives had occurred on October 1, 2013.
(i)	Adjusted EBITDA, including pro forma adjustments, gives pro forma effect to the adjustments discussed in (h) above.

Set forth below is a reconciliation of Affinion Holdings’ consolidated net loss for the twelve months ended September 30, 2014 and the three and nine months ended September 30, 2014 and 2013 to Affinion Holdings’ Segment EBITDA, defined as income from operations before depreciation and amortization.

	For the Twelve Months Ended September 30, 2014 (a)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
		2014	2013	2014	2013
Net loss attributable to Affinion Group Holdings, Inc.	$(243.6)	$(40.6)	$(13.6)	$(159.9)	$(51.8)
Interest expense, net	218.8	50.3	50.9	165.9	153.2
Income tax expense	12.3	2.6	3.8	10.9	12.2
Non-controlling interest	0.5	0.2	0.2	0.4	0.3
Other income, net	(0.1)	—	0.1	—	—
Loss on extinguishment of debt	19.2	—	—	14.6	—
Depreciation and amortization	108.9	27.2	28.3	81.3	86.3

Segment EBITDA	$116.0	$39.7	$69.7	$113.2	$200.2

(a)	Represents consolidated financial data for the year ended December 31, 2013, minus consolidated financial data for the nine months ended September 30, 2013, plus consolidated financial data for the nine months ended September 30, 2014.